EXHIBIT 10.1

                                 AMENDMENT NO. 2
                                       TO
                           EASTGROUP PROPERTIES, INC.
                      2005 DIRECTORS EQUITY INCENTIVE PLAN


     WHEREAS, EastGroup Properties, Inc., (the "Company") established the EastGroup Properties, Inc. 2005 Directors Equity Incentive Plan (the "Plan"), effective June 1, 2005, and

     WHEREAS, Section 9.1 of the Plan provides that the Board of Directors of the Company may amend the Plan at any time, provided that the approval of shareholders would be required for an increase in the aggregate number of shares of the common stock, par value $0.0001 per share, of the Company ("Shares") that may be awarded under the Plan, and

     WHEREAS, the Board of Directors has authorized the amendment of the Plan set out below,

     NOW, THEREFORE, the Plan is amended as follows, effective May 29, 2008:

          1. Section 6.2 is amended to read as follows:

          6.2 Annual Award Formula. The formula for computing the number of Shares to be awarded to each eligible Outside Director as of the date of an annual meeting pursuant to Section 6.1 is:

          (a) For annual meetings in 2008 and later years, the number of Shares shall be equal to $40,000 divided by the Fair Market Value of a Share on the date of the annual meeting with respect to which the award is being made. If the annual meeting is recessed to a later date, the divisor shall be the Fair Market Value of a Share on the date on which the meeting is ultimately adjourned.

          (b) For annual meetings in 2006 and 2007, the number of Shares was equal to $25,000 divided by the Fair Market Value of a Share on the date of the annual meeting with respect to which the award was being made.

          (c) For the annual meeting in 2005, the number of Shares was equal to $10,000 divided by the Fair Market Value of a Share on the date of the annual meeting with respect to which the award was made.

     2.  These  amendments  shall  be  incorporated   into  a  document  titled:
"EastGroup Properties, Inc. 2005 Directors Equity Incentive Plan as Amended and Restated Effective May 29, 2008."

     IN WITNESS WHEREOF, the Board of Directors of the Company has caused this amendment to be executed at a meeting held on May 29, 2008.



                                    EASTGROUP PROPERTIES, INC.


                                    By:
                                       --------------------------
                                       N. Keith McKey
                                       Executive Vice President, Chief Financial
                                       Officer and Secretary